SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                        __________________

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934


                   Date of Report:  May 5, 1997



                NOVA NATURAL RESOURCES CORPORATION
      (Exact name of registrant as specified in its charter)


Colorado                        0-15078       84-1227328
(State or other jurisdiction    (Commission    (I.R.S. Employer
of incorporation)               File No.)      Identification No.)


789 Sherman St.,Suite 550,Denver,Colorado            80203
(Address of principal executive offices)             (Zip Code)


                          (303)863-1997
        (Registrant's telephone number, including area code)

















ITEM 4.  Change in Accountants

     On May 5, 1997, the Registrant received a letter from KPMG
Peat Marwick LLP ("KPMG") in which KPMG notified the Registrant that KPMG was withdrawing as auditor for the Registrant, effective May 2, 1997.

     In a letter to the Company's Board of Directors following its 1996 audit, KPMG commented on a certain matter involving the internal control structure and its operation that KPMG considered a reportable condition under standards established by the American Institute of Certified Public Accountants in regard to segregation of duties, as follows:

     "We observed that the accountant is responsible for restrictively endorsing all checks received, preparing deposit slips, taking the deposit to the bank, posting the cash receipts, and recording the related trade receivables/revenue.
     The accountant is also responsible for preparing the check run, mailing the signed checks, and recording the related trade payables/expense. Furthermore, the same accountant performs the monthly cash reconciliation.

     Failure to require checks to be restrictively endorsed by an independent party prior to being given to the accounts receivable clerk could result in errors or irregularities going undetected. An individual independent of the accounts receivable function should restrictively endorse all checks and run an adding machine tape of all checks received. Subsequently, the independent party should compare the adding machine tape to the validated bank deposit slip.

     Failure by an independent party to review canceled checks and the cash reconciliations could also result in errors and irregularities going undetected. An individual independent of the accounts payable function should review all canceled checks, bank statements and cash reconciliations monthly.

     Proper segregation of duties within the cash receipts and disbursements functions will ensure that all receipts and disbursements are properly and accurately recorded."

     At this time, the Registrant has not engaged a new auditor, but expects to do so expeditiously.

     KPMG Peat Marwick LLP's auditors' report on the consolidated financial statements of the Registrant as of and for the years ended September 30, 1996 and 1995, contained a separate paragraph stating that:

          Fiscal 1996 Independent Auditors' Report:

          "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and cash flow deficits from operations which, along with other factors described in Note 2, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

          Fiscal 1995 Independent Auditors' Report:

          "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations which, along with other factors described in Note 2, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2.
          The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     The decision to change auditors was neither recommended nor approved by the Registrant's Board of Directors, which has no audit committee.

     There have been no disagreements between the Company and KPMG during the period for which KPMG served as the Company's auditors.

     A letter from KPMG is attached as Exhibit "A".
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


          NOVA NATURAL RESOURCES CORPORATION
          (Registrant)


          By: _______________________________________
                Brian B. Spillane, President


          By: _______________________________________
                James R. Schaff, Secretary-Treasurer